Filed Pursuant to Rule 424 (b)(5)
Registration Nos. 333-194712 and 333-206588

PROSPECTUS SUPPLEMENT

(To Prospectuses dated July 10, 2014 and September 29, 2015)

7,750,000 Shares

Seacoast Banking Corporation of Florida

Common Stock

Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) is offering 2,350,000 shares of its common stock, par value $0.10 per share, pursuant to this prospectus supplement and the accompanying prospectus relating to the shares to be sold by it. CapGen Capital Group III LP (the “selling stockholder” or “CapGen”), the selling stockholder identified in this prospectus supplement, is offering an additional 5,400,000 shares of our common stock, par value $0.10 per share, pursuant to this prospectus supplement and the accompanying prospectus relating to the shares to be sold by it. We will not receive any of the proceeds from the sale of the shares of our common stock being sold by the selling stockholder. Our common stock is listed on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “SBCF.” On February 14, 2017, the last reported sale price of our common stock on NASDAQ was $23.97 per share.

Certain of our directors have indicated an interest in purchasing up to an aggregate of approximately $1.0 million in shares of our common stock in this offering at the public offering price set forth below.

None of the Securities and Exchange Commission (“SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Federal Reserve or any state or other securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectuses. Any representation to the contrary is a criminal offense.

The shares of common stock are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of our company and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

Investing in our common stock involves risks. Potential purchasers of our common stock should consider the information set forth in the “Risk Factors” section beginning on page S-9 of this prospectus supplement, on pages 4 and 5 of the accompanying prospectuses and in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, which are incorporated herein by reference.

	Per Share	Total
Price to public	$22.25000	$172,437,500.00
Underwriting discount	$1.22375	$9,484,062.50
Proceeds, before expenses, to us	$21.02625	$49,411,687.50
Proceeds, before expenses, to selling stockholder	$21.02625	$113,541,750.00

We and the selling stockholder have granted the underwriters an option to purchase up to an additional 352,500 shares of our common stock from us and up to an additional 810,000 shares from the selling stockholder, respectively, within 30 days after the date of this prospectus supplement at the public offering price, less underwriting discounts and commissions.

The underwriters are offering the common stock as set forth under “Underwriting.” Delivery of the common stock in book-entry only form through The Depository Trust Company for the accounts of its participants is expected to be made on or about February 21, 2017.

Guggenheim Securities	Sandler O’Neill + Partners, L.P.
Raymond James

The date of this prospectus supplement is February 15, 2017

Prospectus Supplement

July 10, 2014 Prospectus

September 29, 2015 Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of three parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and certain other matters relating to us, our financial condition, and the selling stockholder, and it also adds to and updates information contained in the accompanying prospectuses and the documents incorporated by reference into this prospectus supplement and the accompanying prospectuses. The second part is the accompanying prospectus, dated July 10, 2014, and included as part of our registration statement on Form S-3 (File No. 333-194712) which provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering (the “Primary Registration Statement”). The third part is the accompanying prospectus, included as part of our registration statement on Form S-3 (File No. 333-206588) dated September 29, 2015, which provides information with respect to shares offered by the selling stockholder (the “Secondary Registration Statement”). You should read carefully both this prospectus supplement and the accompanying prospectuses in their entirety, together with additional information described under the heading “Where You Can Find More Information,” before investing in our common stock.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectuses to “Seacoast Banking Corporation of Florida,” “Seacoast Banking,” “Seacoast,” the “Company,” “we,” “us,” “our” and “ours” or similar references mean Seacoast Banking Corporation of Florida and its subsidiaries.

We and the selling stockholder have not, and the underwriters have not, authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectuses or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the selling stockholder, nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the applicable accompanying prospectus, you should rely on this prospectus supplement. You should not assume that the information provided in this prospectus supplement, the accompanying prospectuses or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectuses is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We, the selling stockholder and the underwriters are not offering to sell nor seeking offers to buy shares of our common stock in any jurisdiction where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectuses and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectuses must inform themselves about and observe any restrictions relating to the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectuses outside the United States. This prospectus supplement and the accompanying prospectuses do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectuses by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. In addition, since our securities are listed on The NASDAQ Global Select Market, you can read our SEC filings at The NASDAQ Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C.

20006. Our annual, quarterly and current reports and amendments to those reports are also available over the Internet at our website at www.seacoastbanking.com. All internet addresses provided in this prospectus supplement or in the accompanying prospectuses are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our Internet site, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectuses or other offering materials.

We also have filed two registration statements (File No. 333-194712 and File No. 333-206588) with the SEC relating to the common stock offered by this prospectus supplement and the accompanying prospectuses. This prospectus supplement and the accompanying prospectuses are part of those registration statements. You may obtain from the SEC copies of the registration statements and the related exhibits that we filed with the SEC when we registered the common stock. The registration statements may contain additional information that may be important to you.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or the accompanying prospectuses or incorporated by reference herein or therein. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until this offering has been terminated:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 14, 2016, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 7, 2016, and incorporated by reference into Part III of our Annual Report on Form 10-K;

•	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 10, 2016, August 9, 2016 and November 9, 2016, respectively;

•	Our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on January 29, 2016, March 17, 2016, March 24, 2016, April 25, 2016, May 10, 2016, May 25, 2016, June 8, 2016, June 9, 2016, July 29, 2016, September 23, 2016, November 4, 2016, November 9, 2016, January 27, 2017, February 3, 2017, February 6, 2017 and February 14, 2017; and

•	The description of our common stock, $0.10 par value per share, contained in our Registration Statement on Form S-3 filed with the SEC on July 8, 2014, including any subsequent amendment or any report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectuses is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectuses. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectuses, at no cost by writing or telephoning us at the following address:

Seacoast Banking Corporation of Florida

815 Colorado Avenue

Stuart, Florida 34994

Telephone: (772) 287-4000

Facsimile: (772) 288-6012

Attention: Investor Relations

IMPORTANT CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectuses, and the information incorporated by reference in this prospectus supplement and the accompanying prospectuses contain or incorporate statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements relate to our financial condition, liquidity, results of operations, earnings outlook and prospects. You can find many of these statements by looking for words such as “may,” “would,” “could,” “should,” “will,” “expect,” “anticipate,” “predict,” “project,” “potential,” “continue,” “contemplate,” “seek,” “assume,” “believe,” “intend,” “plan,” “forecast,” “goal,” “estimate,” or other similar expressions which identify these forward-looking statements. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the current expectations reflected in such forward-looking statements are reasonable as of the date made, such expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. We claim the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995, as amended, for all such forward-looking statements.

Unless otherwise required by law, we also disclaim any obligation to update our view of any such risks or uncertainties or to announce publicly any revisions to the forward-looking statements made or incorporated by reference in this prospectus supplement or the accompanying prospectuses. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including those risks set forth in the “Risk Factors” section of this prospectus supplement, the accompanying prospectuses, and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, which are incorporated by reference in this prospectus supplement and the accompanying prospectuses, and the following:

•	the effects of current and future economic, business and market conditions, including seasonality, in the United States generally or in the communities we serve;

•	governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”);

•	legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, including those associated with the Dodd Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and changes in the scope and cost of Federal Deposit Insurance Corporation (“FDIC”) insurance and other coverage;

•	changes in accounting policies, rules and practices and applications or determinations made thereunder;

•	the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest rate sensitive assets and liabilities;

•	changes in borrower credit quality and payment behaviors;

•	changes in the availability and cost of credit and capital in the financial markets;

•	changes in the prices, values and sales volumes of residential and commercial real estate in the United States and in the communities we serve, which could impact the valuation of assets, our ability to liquidate non-performing assets, and could cause realized losses on the disposition of non-performing assets and increased credit losses;

•	our ability to comply with any requirements imposed on us or on our banking subsidiary, Seacoast National Bank (“Seacoast Bank”) by regulators and the potential negative consequences that may result;

•	our ability to effectively manage concentrations in commercial real estate loans;

•	the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions, including changes in borrowers’ credit quality and payment behaviors from those used in our loan portfolio stress test;

•	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with competitors offering financial products and services by mail, telephone, computer and the Internet;

•	the failure of assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates;

•	the impact on the valuation of our investments due to market volatility or counterparty payment risk;

•	statutory and regulatory restrictions on our ability to pay dividends to our shareholders;

•	any applicable regulatory limits on Seacoast Bank’s ability to pay dividends to us;

•	increases in regulatory capital requirements for banking organizations generally, which may adversely affect our ability to expand our business or could cause us to shrink our business;

•	the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; as well as the difficulties and risks inherent with entering new markets;

•	the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations;

•	the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors;

•	changes in technology or products that may be more difficult, costly, or less effective than anticipated;

•	inability of our risk management framework to manage risks associated with our business such as credit risk and operational risk, including third party vendors and other service providers;

•	the effects of war or other conflicts, acts of terrorism or other catastrophic events that may affect general economic conditions;

•	the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated, and sales of our capital stock could trigger a reduction in the amount of net operating loss carryforwards that we may be able to utilize for income tax purposes;

•	increased cybersecurity risks, including potential business disruptions or financial losses;

•	risks related to this offering; and

•	other risks and uncertainties described herein and in our annual report on Form 10-K for the year ended December 31, 2015, our quarterly reports on Form 10-Q and otherwise in our Securities and Exchange Commission, or “SEC”, reports and filings.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement or the accompanying prospectuses. As a result, it does not contain all of the information that may be important to you or that you should consider before making a decision to invest in our common stock. You should read this entire prospectus supplement and accompanying prospectuses, including the “Risk Factors” section included herein and therein and the documents incorporated by reference herein and therein, which are described under “Incorporation of Certain Documents by Reference.”

Company Overview

We are a bank holding company incorporated in Florida in 1983 and registered under the Bank Holding Company Act of 1956, as amended, and subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Our principal subsidiary is Seacoast National Bank, a national banking association, (“Seacoast Bank”). Seacoast Bank commenced its operations in 1933 and operated as “First National Bank & Trust Company of the Treasure Coast” prior to 2006 when it changed its name. Seacoast Bank is subject to regulation by the Office of the Comptroller of the Currency (the “OCC”).

We and our subsidiaries provide integrated financial services, including commercial and retail banking, wealth management, and mortgage services to customers through 47 traditional branches and five commercial banking centers. Seacoast is one of the largest community banks headquartered in Florida with approximately $4.5 billion in assets and $3.5 billion in deposits as of September 30, 2016.

Recent Developments

2016 Financial Result Highlights

On February 1, 2017, we announced our unaudited financial results for the fourth quarter and year ended December 31, 2016. The selected financial results described below have been prepared by, and are the responsibility of, our management. Our independent accounting firm, Crowe Horwath LLP, has not audited, reviewed, compiled or performed any procedures with respect to these selected financial results. Accordingly, Crowe Horwath LLP does not express an opinion or any other form of assurance with respect thereto. As a result, reported results may differ from the unaudited results described below. Our fourth quarter and fiscal 2016 consolidated financial results should be read in conjunction with our Quarterly Report on Form 10-Q for the period ended September 30, 2016 and our Annual Report on Form 10-K for the year ended December 31, 2015 and our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on January 29, 2016, March 17, 2016, March 24, 2016, April 25, 2016, May 10, 2016, May 25, 2016, June 8, 2016, June 9, 2016, July 29, 2016, September 23, 2016, November 4, 2016, November 9, 2016, January 27, 2017 and February 3, 2017, which are incorporated by reference herein. Information as of and for the fourth quarter and year ended December 31, 2016 is not necessarily indicative of results for any other periods.

Full-year 2016 net income improved $7.1 million to $29.2 million, up 32%; and fully diluted earnings per share increased 18% to $0.78 compared with $0.66 per diluted common share in 2015. Fourth quarter 2016 net income totaled $10.8 million, an increase of $4.7 million, or 78%, from the same period of the prior year; and rose $1.6 million or 18% compared with third quarter 2016 levels. Diluted earnings per common share (EPS) were $0.28, compared to diluted EPS of $0.18 in the fourth quarter of 2015.

•	Loans grew $723 million, or 34%, from year-ago levels. Adjusting for acquisitions, loan growth was $383 million, or 18%. Loans increased $110 million sequentially, recording a 16% annualized growth rate.

•	Seacoast maintained its balanced growth focus and conservative risk posture, ending the year with commercial real estate loan concentration levels well below regulatory guidance and many peer institutions.

•	Seacoast’s customer-analytics-driven transformation continues with debit card spending increasing 17% year-over-year, a new high, consumer loans sold to existing customers increased 62%, and deposits made outside of our branch network increased 37%.

•	Full year total revenues increased $35.3 million, or 25%, year-over-year to $177.4 million, reflecting significant franchise growth. Fourth quarter revenues increased $10.1 million, or 27%, from fourth quarter 2015 levels.

•	Fourth quarter efficiency ratio improved to 62.4%, down from 72.6% in the fourth quarter 2015.

•	Fourth quarter return on average assets (ROA) and return on average equity (ROE) improved to 0.94% and 9.80%, respectively, increasing from 0.69% and 6.78%, respectively, in the fourth quarter 2015.

Proposed Merger with GulfShore

On November 3, 2016, we entered into an Agreement and Plan of Merger with GulfShore Bancshares, Inc., a Florida corporation (“GulfShore”), and GulfShore’s wholly-owned subsidiary, GulfShore Bank, a Florida state bank (“GB”). The merger, if completed, will allow us to enter the attractive Tampa-St. Petersburg market.

Subject to the terms and conditions of the merger agreement and based on the current number of shares of GulfShore common stock outstanding and reserved for issuance under GulfShore employee benefit plans as of February 8, 2017, we expect to issue approximately 2,784,288 shares of our common stock and pay approximately $8.5 million in cash to GulfShore shareholders in the aggregate upon completion of the Merger.

Each party’s obligation to complete the merger is subject to customary conditions, including GulfShore shareholder approval and certain regulatory approvals. The OCC has approved our application with respect to the bank merger of GB into Seacoast Bank. The GulfShore special shareholder meeting to approve the transaction is set for March 27, 2017, and we anticipate that the Merger will be consummated in the second quarter of 2017.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on November 9, 2016. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, GulfShore, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that is contained in, or incorporated by reference into, the Company’s registration statement on Form S-4, as amended, originally filed with the SEC on December 20, 2016 and became effective as of February 13, 2017, as well as in other filings that the Company makes with the SEC.

Our Corporate Information

Our principal executive office is located at 815 Colorado Avenue, Stuart, Florida 34994, and our telephone number is (772) 288-6085. Our website is www.seacoastbanking.com. The information contained on or accessible from our website does not constitute a part of this prospectus supplement or the accompanying prospectuses and is not incorporated by reference herein or therein.

The Offering

The following description contains basic information about our common stock and this offering. This description is not complete and does not contain all of the information that you should consider before making a decision to invest in our common stock. For a more complete understanding of our common stock, you should read the section of this prospectus supplement entitled “Description of Capital Stock” and the sections in the accompanying prospectuses entitled “Description of Common Stock” and “Description of Capital Stock.” To the extent the following information is inconsistent with the information in the accompanying prospectuses, you should rely on the information in this prospectus supplement.

Issuer	Seacoast Banking Corporation of Florida

Common stock offered by us	2,350,000 shares (or 2,702,500 shares if the underwriters exercise their option in full to purchase additional shares).

Common stock offered by the selling stockholder	5,400,000 shares (or 6,210,000 shares if the underwriters exercise their option in full to purchase additional shares).

Underwriters’ option to purchase additional shares	We and the selling stockholder have granted the underwriters an option to purchase up to an additional 352,500 shares from us and up to an additional 810,000 shares from the selling stockholder, respectively, within 30 days of the date of this prospectus supplement.

Common stock to be outstanding after this offering	40,370,113 shares (or 40,722,613 shares if the underwriters exercise their option in full to purchase additional shares). [1]

Public offering price	$22.25000 per share of common stock.

Selling Stockholder	The selling stockholder is CapGen Capital Group III LP. See “Selling Stockholder.” CapGen beneficially owns 7,463,141 shares of our common stock, accounting for approximately 19.6%, of our outstanding shares of common stock as of February 13, 2017.

Use of proceeds	We estimate that the net proceeds to us from the offering, after deducting estimated underwriting discounts and commissions but before payment of estimated offering expenses payable by us, will be approximately $49.4 million (or approximately $56.8 million if the underwriters exercise their option in full to purchase additional shares from us and the selling stockholder). We will not receive any proceeds from the sale of shares by the selling stockholder.

We intend to use the net proceeds from this offering for general corporate purposes, including potential future acquisitions and to support continued organic growth. Other than with respect to our pending acquisition of GulfShore, we currently have no other definitive agreements regarding any future acquisitions. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves certain risks. See page S-9 of this prospectus supplement, page 4 of the Primary Registration Statement and page 5 of the Secondary Registration Statement and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended

March 31, 2016, June 30, 2016 and September 30, 2016, which are incorporated herein by reference.

NASDAQ Global Select Market symbol	Our common stock currently trades on The NASDAQ Global Select Market under the symbol “SBCF.”

Certain of our directors have indicated an interest in purchasing up to an aggregate of approximately $1.0 million in shares of our common stock in this offering at the public offering price set forth on the cover of this prospectus supplement. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, less or no shares to any of these directors and any of these directors could determine to purchase more, less or no shares in this offering. Any shares purchased by these directors will be subject to the lock-up restrictions described in this prospectus supplement under the caption “Underwriting—No Sales of Similar Securities.”

[1]	The number of shares of our common stock to be outstanding after this offering is based on 38,020,113 shares of common stock outstanding as of February 13, 2017 and excludes as of such date 788,788 shares of our common stock issuable pursuant to our equity compensation plans, including awards outstanding thereunder, and excludes any shares to be issued in the GulfShore merger.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 1,162,500 shares of common stock in the aggregate from us and the selling stockholder in this offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as those contained on page 4 of the Primary Registration Statement and page 5 of the Secondary Registration Statement and in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 and all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectuses, before deciding to invest in our common stock. The realization of any of the matters referenced as risk factors could have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects and holders of our common stock could lose some or all of their investment.

Risks Related to Our Common Stock and This Offering

Sales of a significant number of shares of our common stock in the public markets, and other transactions that we may pursue, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets and the perception that those sales may occur could adversely affect the market price of our common stock. The completion of this offering will significantly increase the number of shares of our common stock that may be sold in the public market because the shares of our common stock issued by us and sold by the selling stockholder will be freely tradable without restriction or further registration under the Securities Act. In addition, future issuances of equity securities may dilute the interests of our existing shareholders, including you, and cause the market price of our common stock to decline. We may issue equity securities (including convertible securities, preferred securities, and options and warrants on our common or preferred stock) in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity, to address regulatory capital concerns, or to satisfy our obligations upon the exercise of outstanding options or warrants. We may issue equity securities in transactions that generate cash proceeds, such as this offering, transactions that free up regulatory capital but do not immediately generate or preserve substantial amounts of cash, and transactions that generate regulatory or balance sheet capital only and do not generate or preserve cash. We cannot predict the effect that these transactions would have on the market price of our common stock.

Our stock price is subject to fluctuations, and the value of your investment may decline.

The trading price of our common stock is subject to wide fluctuations. The stock market in general, and the market for commercial banks and other financial services companies in particular, has experienced significant price and volume fluctuations that sometimes have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance, and the value of your investment may decline.

Ownership concentrations of our common stock and actions by large shareholders may affect the market price of our common stock.

A substantial number of shares of our common stock are owned by a small number of large institutional investors, including the selling stockholder, and those shares could be sold into the public market pursuant to the registration rights of the selling stockholder. The selling stockholder is offering the shares to be sold by it in this offering pursuant to such registration rights. In the event these large shareholders elect to sell their shares, such sales or attempted sales could result in significant downward pressure on the market price of our common stock and actual price declines.

Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to reinstate dividends.

We are a legal entity separate and distinct from Seacoast Bank and our other subsidiaries. Our primary source of revenue consists of dividends from Seacoast Bank. These dividends are the principal source of funds to pay dividends on our common stock, interest on our trust preferred securities and interest and principal on our debt. Various laws and regulations limit the amount of dividends that Seacoast Bank may pay us. Also, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors. Limitations on our ability to receive dividends from our subsidiaries could have a material adverse effect on our liquidity and on our ability to pay dividends on common stock. Additionally, if our subsidiaries’ earnings are not sufficient to make dividend payments to us while maintaining adequate capital levels, we may not be able to make payments on our trust preferred securities or reinstate dividend payments to our common shareholders. Although we evaluate our capital positions and dividend policy regularly, at this time, we do not expect to pay dividends on our common stock to shareholders and expect to retain all earnings to support our growth.

Our business strategy includes significant growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

We intend to pursue an organic growth strategy for our business; however, we regularly evaluate potential acquisitions and expansion opportunities. If appropriate opportunities present themselves, we expect to engage in selected acquisitions of financial institutions, branch acquisitions and other business growth initiatives or undertakings. There can be no assurance that we will successfully identify appropriate opportunities, that we will be able to negotiate or finance such activities or that such activities, if undertaken, will be successful.

There are risks associated with our growth strategy. To the extent that we grow through acquisitions, we cannot ensure that we will be able to adequately or profitably manage this growth. Acquiring other banks, branches or other assets, as well as other expansion activities, involves various risks including the risks of incorrectly assessing the credit quality of acquired assets, encountering greater than expected costs of integrating acquired banks or branches into us, the risk of loss of customers and/or employees of the acquired institution or branch, executing cost savings measures, not achieving revenue enhancements and otherwise not realizing the transaction’s anticipated benefits. Our ability to address these matters successfully cannot be assured. In addition, our strategic efforts may divert resources or management’s attention from ongoing business operations, may require investment in integration and in development and enhancement of additional operational and reporting processes and controls and may subject us to additional regulatory scrutiny.

Our growth initiatives may also require us to recruit and retain experienced personnel to assist in such initiatives. Accordingly, the failure to identify and retain such personnel would place significant limitations on our ability to successfully execute our growth strategy. In addition, to the extent we expand our lending beyond our current market areas, we could incur additional risks related to those new market areas. We may not be able to expand our market presence in our existing market areas or successfully enter new markets.

If we do not successfully execute our acquisition growth plan, it could adversely affect our business, financial condition, results of operations, reputation and growth prospects. In addition, if we were to conclude that the value of an acquired business had decreased and that the related goodwill had been impaired, that conclusion would result in an impairment of goodwill charge to us, which would adversely affect our results of operations. While we believe we will have the executive management resources and internal systems in place to successfully manage our future growth, there can be no assurance growth opportunities will be available or that we will successfully manage our growth.

Additionally, we may pursue divestitures of non-strategic branches or other assets. Such divestitures involve various risks, including the risks of not being able to timely or fully replace liquidity previously provided by deposits which may be transferred as part of a divestiture, which could adversely affect our financial condition and results of operations.

Our management will have broad discretion as to the use of the net proceeds to us from this offering, and we may not use the proceeds effectively.

We intend to use our net proceeds from this offering for general corporate purposes, including potential future acquisitions and to support organic growth. Our net proceeds and the funds made available to us may be applied in ways with which some investors in this offering may not agree. Moreover, our management may use these proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Management’s failure to use such funds effectively could have an adverse effect on our business, results of operations and financial condition. See “Use of Proceeds.”

The anti-takeover provisions in our articles of incorporation and under Florida law may make it more difficult for takeover attempts that have not been approved by our board of directors.

Florida law and our amended and restated articles of incorporation, as amended, which we refer to as our articles of incorporation, include anti-takeover provisions, such as provisions that encourage persons seeking to acquire control of us to consult with our board, and which enable the board to negotiate and give consideration on behalf of us and our shareholders and other constituencies to the merits of any offer made. Anti-takeover provisions, as well as supermajority voting and quorum requirements, and a staggered board of directors, may make any takeover attempts and other acquisitions of interests in us, by means of a tender offer, open market purchase, a proxy fight or otherwise, that have not been approved by our board of directors more difficult and more expensive. These provisions may discourage possible business combinations that a majority of our shareholders may believe to be desirable and beneficial. As a result, our board of directors may decide not to pursue transactions that would otherwise be in the best interests of holders of our common stock. In addition, any of these provisions could, under certain circumstances, depress the market price of our common stock.

We may be impacted by changes in taxation requirements.

We are subject to income tax in U.S. federal, state and local jurisdictions. We are also subject to the examination of our tax returns and other tax matters by the Internal Revenue Service and other tax authorities and governmental bodies. Fluctuations in tax rates, changes in tax legislation or regulation or adverse outcomes of any such examinations could have a material adverse effect on our results of operations, financial condition and cash flows.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock trades on The NASDAQ Global Select Market under the symbol “SBCF.” On February 14, 2017, the last reported sale price of our common stock on The NASDAQ Global Select Market was $23.97 per share. The following table provides the range of high and low sale prices per share during the periods indicated, as reported on The NASDAQ Global Select Market.

	High	Low
2017
First Quarter (through February 14, 2017)	$25.13	$20.59
2016
Fourth Quarter	$22.91	$15.85
Third Quarter	$17.80	$15.50
Second Quarter	$17.19	$15.21
First Quarter	$16.22	$13.40
2015
Fourth Quarter	$16.95	$14.10
Third Quarter	$16.26	$14.11
Second Quarter	$16.09	$13.81
First Quarter	$14.46	$12.02
2014
Fourth Quarter	$14.24	$10.80
Third Quarter	$11.27	$10.03
Second Quarter	$11.28	$10.00
First Quarter	$12.51	$10.55

As of February 13, 2017, we had 2,208 shareholders of record of our common stock.

We are a legal entity separate and distinct from Seacoast Bank and our other subsidiaries. Our primary source of cash, other than securities offerings, is dividends from Seacoast Bank. The prior approval of the OCC is required if the total of all dividends declared by a national bank (such as Seacoast Bank) in any calendar year will exceed the sum of such bank’s net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to surplus. Federal law also prohibits any national bank from paying dividends that would be greater than such bank’s undivided profits after deducting statutory bad debts in excess of such bank’s allowance for possible loan losses.

In addition, we and Seacoast Bank are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal bank regulatory authority may prohibit the payment of dividends where it has determined that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. The OCC and the Federal Reserve have indicated that paying dividends that deplete a national or state member bank’s capital base to an inadequate level would be an unsound and unsafe banking practice. The OCC and the Federal Reserve have each indicated that depository institutions and their holding companies should generally pay dividends only out of current operating earnings.

Under a Federal Reserve policy adopted in 2009, the board of directors of a bank holding company must consider different factors to ensure that its dividend level is prudent relative to maintaining a strong financial position, and is not based on overly optimistic earnings scenarios, such as potential events that could affect its ability to pay, while still maintaining a strong financial position. As a general matter, the Federal Reserve has indicated that the board of directors of a bank holding company should consult with the Federal Reserve and eliminate, defer or significantly reduce the bank holding company’s dividends if:

•	its net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends;

•	its prospective rate of earnings retention is not consistent with its capital needs and overall current and prospective financial condition; or

•	it will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios.

Seacoast Bank recorded net income in 2013, 2014, 2015 and 2016, but no dividends were paid to us during any of these years. Prior approval by the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the bank’s profits for that year combined with its retained net profits for the preceding two calendar years. Under this restriction, based on our recent profitability, Seacoast Bank is eligible to distribute dividends up to $61 million to us, without prior OCC approval, as of December 31, 2016.

No dividends on our common stock were declared or paid in 2014, 2015 or 2016.

USE OF PROCEEDS

We estimate that the net proceeds to us from the offering, after deducting estimated underwriting discounts and commissions but before deducting estimated offering expenses, will be approximately $49.4 million, or approximately $56.8 million if the underwriters exercise their option to purchase additional shares from us in full. We intend to use the net proceeds from this offering for general corporate purposes, including potential future acquisitions and to support organic growth. Other than with respect to our pending acquisition of GulfShore, we currently have no definitive agreements regarding any future acquisitions.

We will not receive any proceeds from the sale of the shares by the selling stockholder.

CAPITALIZATION

You should read this information together with the consolidated historical financial statements and the related notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectuses.

The following table sets forth our cash and cash equivalents and capitalization, including regulatory capital ratios, on a consolidated basis, as of September 30, 2016, on an actual basis and on an as adjusted basis for this offering after deducting the underwriting discount but not estimated offering expenses payable by us (and assuming no exercise of the underwriters’ option):

	As of September 30, 2016
(Dollars in thousands, except per share amounts)	Actual	As Adjusted

Cash and cash equivalents
Cash and due from banks	$89,777	$139,189
Interest bearing deposits with other banks	77,606	77,606

Total cash and cash equivalents	167,383	216,795

Debt:
Federal Home Loan Bank borrowings	305,000	305,000
Subordinated debt	70,171	70,171

Total debt	375,171	375,171
Shareholders’ equity:
Common stock, par value $0.10 per share, 60,000,000 shares authorized; issued and outstanding 38,025,020 shares actual(3), 40,375,020 shares as adjusted(1)	3,799	4,034
Other shareholders’ equity	431,720	480,897

Total shareholders’ equity	435,519	484,931
Capital Ratios:
Common equity Tier 1 ratio(2)	10.90%	12.49%
Leverage ratio(2)	9.15%	10.18%
Tier 1 capital to risk-weighted assets(2)	12.69%	14.28%
Total capital to risk-weighted assets(2)	13.42%	15.01%

(1)	Our charter authorizes us to issue up to 4,000,000 shares of our preferred stock, of which no shares were issued or outstanding as of September 30, 2016.
(2)	Capital ratios come from our regulatory filings with the Board of Governors of the Federal Reserve System.
(3)	Of this number, the following shares are excluded: 2,784,288 shares that Seacoast expects to issue in the GulfShore acquisition and 788,788 shares issuable under outstanding equity awards.

DESCRIPTION OF CAPITAL STOCK

Our amended and restated articles of incorporation, as amended, authorizes the issuance of capital stock consisting of 60,000,000 shares of common stock, par value $0.10 per share, and 4,000,000 shares of preferred stock, stated value $0.10 per share (2,000 of which are designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A and 50,000 of which are designated as Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, Series B). See “Description of Common Stock” on page 10 of the Primary Registration Statement, “Description of Capital Stock” on page 7 of the Secondary Registration Statement, and the information incorporated by reference in this prospectus supplement and the accompanying prospectuses for additional information regarding our common stock.

SELLING STOCKHOLDER

On December 17, 2009, we issued 6,000,000 shares of common stock to CapGen in a private placement. On April 9, 2010, we issued 9,715,862 shares of our common stock to CapGen upon the conversion of shares of our Series B Mandatorily Convertible Noncumulative Nonvoting Preferred Stock in a private placement. Seacoast has previously registered these shares on prior registration statements. On January 13, 2014, we completed the sale of 11,627,907 shares of common stock to CapGen pursuant a Stock Purchase Agreement, dated as of November 6, 2013, for an aggregate purchase price equal to $25.0 million in cash. Pursuant to the Secondary Registration Statement, we registered all of the CapGen shares. The total number of registered shares for CapGen have been adjusted to account for the 1-for-5 reverse stock split, which was effective on December 13, 2013. In connection with the merger of The BANKshares, Inc. with and into the Company on October 1, 2014, pursuant to the Agreement and Plan of Merger, dated April 24, 2014, by and among the Company, Seacoast National, The BANKshares, Inc., and BankFIRST, CapGen received 2,488,292 shares of Seacoast common stock, in exchange for the aggregate number of shares of The BANKshares, Inc. common stock held by CapGen as of the consummation of the merger.

The following table sets forth:

•	the name of the selling stockholder;

•	the number and percent of shares of our common stock that the selling stockholder beneficially owned prior to the offering for resale of the shares under this prospectus supplement;

•	the number of shares of our common stock that are being offered for resale for the account of the selling stockholder under this prospectus supplement; and

•	the number and percent of shares of our common stock to be beneficially owned by the selling stockholder after the offering if all of the shares offered by the selling stockholder and by us under this prospectus supplement are sold.

We have determined beneficial ownership in accordance with SEC rules. The percent of shares beneficially owned prior to the offering is based on 38,020,113 shares of our common stock issued and outstanding as of February 13, 2017. The number of shares being offering by the selling stockholder, and the number and percent of shares beneficially owned by the selling stockholder after the offering, assume no exercise by the underwriters of their option to purchase additional shares. Exercise of the option by the underwriters will allow up to an additional 810,000 shares to be sold by the selling stockholder.

Selling Stockholder	Shares of Common Stock Owned Prior to the Offering		Shares of Common Stock that may be Sold in the Offering	Shares of Common Stock Owned Following the Offering
	Number	%		Number	%
CapGen Capital Group III LP 120 West 45th Street, Suite 1010 New York, NY 10036	7,463,141	19.6%	5,400,000	2,063,141	5.1%

(1)	According to a Schedule 13D/A filed jointly by CapGen Capital Group III LP, (“CapGen LP”) CapGen Capital Group III LLC (“CapGen LLC”), Eugene A. Ludwig, Robert Goldstein, John W. Rose and John P. Sullivan on June 8, 2016 with the SEC with respect to Seacoast common stock beneficially owned by each. CapGen LLC is the sole general partner of CapGen LP, and both entities have the sole voting and dispositive power with respect to all 7,463,141 shares of common stock. Eugene Ludwig is the managing member of CapGen LLC and in such capacity has shared voting and dispositive power over all 7,463,141 shares of Common Stock. Messrs. Goldstein, Rose and Sullivan, along with Mr. Ludwig, are the principal members of CapGen LLC and in such capacity have shared voting and dispositive power over all 7,463,141 shares of Common Stock. According to the Schedule 13D/A, Messrs. Goldstein, Rose and Sullivan are also beneficial owners of 65,422 shares, 49,373 shares, and 9,950 shares of Seacoast Common Stock, respectively, and have sole voting and dispositive power over these shares of Common Stock.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a general discussion of material U.S. federal income and estate tax consequences of the purchase, ownership and disposition of our common stock that may be relevant to you if you are a beneficial owner that is a “Non-U.S. Holder” (as defined below). This discussion is limited to Non-U.S. Holders who hold our common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock that is not any of the following for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A modified definition of non-U.S. holder applies for U.S. federal estate tax purposes (as discussed below).

For purposes of this discussion, a “Non-U.S. Holder” does not include a nonresident alien individual who is present in the United States for at least 31 days in a calendar year and for an aggregate of at least 183 days during a three-year period ending in such calendar year. For purposes of this calculation, all of the days that the individual was present in the then-current year, one-third of the days that the individual was present in the immediately preceding year and one-sixth of the days that the individual was present in the second preceding year are considered. Such an individual is urged to consult his or her own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our common stock.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and partners in such partnerships are urged to consult their own tax advisers as to the particular U.S. federal income tax consequences of to them of the purchase, ownership and disposition of our common stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as in effect as of the date of this prospectus supplement, all of which are subject to change, possibly on a retroactive basis, and changes or differing interpretations to any of which, subsequent to the date of this prospectus supplement, may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Non-U.S. Holder in light of its particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or other U.S. federal tax consequences (such as U.S. gift tax consequences). Furthermore, this discussion does not consider all U.S. federal income tax consequences that may be relevant to a particular Non-U.S. Holder in light of the holder’s specific facts and circumstances or to Non-U.S. Holders subject to special rules under the U.S. federal income tax laws, including banks, insurance companies, financial institutions, partnerships or other pass-through entities (or investors therein), U.S. expatriates, “controlled foreign corporations”, “passive foreign investment companies”, and shareholders of such corporations, dealers and traders in securities, or persons that hold our common stock as part of a straddle, hedge, or conversion transaction. Prospective holders are urged to consult their own tax advisers with respect to current and possible future U.S. federal income and estate tax consequences of purchasing, owning and disposing of our common stock in your particular situation, as well as tax consequences arising under any state, local or foreign tax laws, any other U.S. federal tax laws, and any applicable tax treaty.

Distributions on common stock

If distributions are paid on shares of our common stock, these distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends paid to a Non-U.S. Holder with respect to shares of our common stock that are not “effectively connected” with the conduct of a trade or business within the U.S. by the Non-U.S. Holder will be subject to U.S. federal withholding tax at a 30-percent rate or, if an income tax treaty applies and certain certification requirements are satisfied (as described below), a lower rate specified by an applicable treaty. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under a relevant tax treaty. Any distribution in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) your tax basis in our common stock. Distributions in excess of our current and accumulated earnings and profits and your tax basis in our common stock (determined on a share by share basis) will be treated as a gain from the sale or exchange of our common stock, the treatment of which is discussed below under “—Gain from the sale or exchange of common stock.”

A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under a tax treaty may establish its entitlement to the benefit of a reduced rate of withholding under such tax treaty by timely filing a properly completed Internal Revenue Service (IRS) Form W-8BEN or W-BEN-E, as applicable (or a successor or other applicable form) with us prior to the payment of a dividend. A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax under a tax treaty, or where any such distribution is treated as a non-taxable return of capital or as capital gain because it is in excess of our current and accumulated earnings and profits, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.

Dividends paid on our common stock that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the U.S. and, if required by a tax treaty, that are attributable to a permanent establishment that a Non-U.S. Holder maintains in the United States, are exempt from U.S. federal withholding tax if the Non-U.S. Holder timely furnishes to the applicable withholding agent a properly completed IRS Form W-8ECI (or successor form) containing the Non-U.S. Holder’s taxpayer identification number. However, dividends exempt from U.S. federal withholding tax because they are effectively connected with the conduct of a U.S. trade or business generally are subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. In addition, if the Non-U.S. Holder is a foreign corporation, any effectively connected dividends that such Non-U.S. Holder receives may, under certain circumstances, be subject to an additional U.S. “branch profits tax” at a 30-percent rate (or a lower rate if specified by an applicable tax treaty).

Gain from the sale or exchange of common stock

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange or other disposition of our common stock unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States and, if required by an applicable income tax treaty as a condition for subjecting the Non-U.S. Holder to U.S. taxation on a net income basis, the gain is attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States. In such a case, the Non-U.S. Holder generally will be taxed on its net gain derived from the sale at regular graduated U.S. federal income tax rates, and in the case of a foreign corporation, may also be subject to a U.S. 30% branch profits tax (or a lower rate if specified by an applicable tax treaty) on its effectively connected earnings and profits, or

•	At any time during the shorter of the 5-year period ending on the date of the sale or other disposition of our stock or the period that the Non-U.S. Holder held our common stock, our company is classified as a “United States Real Property Holding Corporation” for U.S. federal income tax purposes and, if our common stock is treated as “regularly traded on an established securities market,” only if the Non-U.S. Holder owns or is treated as owning more than 5% of our common stock at any time within such period. A United States Real Property Holding Corporation is generally defined as a corporation the fair market value of whose U.S. real property interests equals or exceeds 50% of the total fair market value of (i) its U.S. real property interests, (ii) its interests in real property located outside the United States, and (iii) its other assets used or held for use in a trade or business. In such a case, any taxable gain generally will be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax will not apply. We believe that we are not and have not been in the past 5 years, and we do not currently anticipate becoming, a United States Real Property Holding Corporation for U.S. federal income tax purposes; or

•	The non-U.S. holder is an individual who was present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met, in which case the holder will be subject to tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources.

Information reporting requirements and backup withholding

Information returns will be filed with the IRS in connection with payments of dividends on our common stock. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock and the Non-U.S. Holder may be subject to U.S. backup withholding (currently at a rate of 28%) on dividend payments on our common stock or on the proceeds from a sale or other disposition of our common stock. The certification procedures required to claim a reduced rate of withholding under a treaty for dividends as described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. federal withholding tax legislation relating to foreign accounts

Certain rules may impose withholding taxes on certain types of payments made to “foreign financial institutions” (as specifically defined in the Code) and certain other non-U.S. entities. The relevant rules impose a 30% withholding tax (“FATCA Withholding”) on dividend payments on, or, after December 31, 2018, gross proceeds from the sale or disposition of, stock, in each case, paid to a foreign financial institution (including financial intermediaries) unless the foreign financial institution enters into an agreement with the U.S. Treasury to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders who do not comply with these reporting and other requirements or an exemption applies. In addition, the relevant rules impose FATCA Withholding on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or an exemption applies. An intragovernmental agreement between the United States and an applicable foreign country may modify these requirements. Prospective investors should consult their tax advisors regarding these rules.

Federal estate tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, our common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

THE U.S. FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS

UNDERWRITING

Guggenheim Securities, LLC and Sandler O’Neill & Partners, L.P. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement among us, the selling stockholder, and the underwriters, we and the selling stockholder have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and the selling stockholder, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Guggenheim Securities, LLC	3,681,250
Sandler O’Neill & Partners, L.P.	2,906,250
Raymond James & Associates, Inc.	1,162,500

Total	7,750,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us and the selling stockholder that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at that price less a concession not in excess of $0.73425 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us and the selling stockholder. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock from us and the selling stockholder, as applicable.

		Total
Company	Per Share	Without Option	With Option
Public offering price	$22.25000	$52,287,500.00	$60,130,625.00
Underwriting discounts and commissions	$1.22375	$2,875,812.50	$3,307,184.38
Proceeds, before expenses, to us	$21.02625	$49,411,687.50	$56,823,440.63

		Total
CapGen	Per Share	Without Option	With Option
Public offering price	$22.25000	$120,150,000.00	$138,172,500.00
Underwriting discounts and commissions	$1.22375	$6,608,250.00	$7,599,487.50
Proceeds, before expenses, to selling stockholder	$21.02625	$113,541,750.00	$130,573,012.50

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1.0 million, which includes both the underwriters’ expenses and certain of the selling stockholder’s expenses in connection with this offering. We have agreed to reimburse the underwriters for their reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel) incurred by them in connection with this offering, which are currently estimated to be $350,000. We have also agreed, pursuant to the registration rights agreement with the selling stockholder to reimburse the selling stockholder for certain of the selling stockholder’s expenses in connection with this offering.

Option to Purchase Additional Shares

We and the selling stockholder have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 352,500 additional shares from us and up to 810,000 additional shares from the selling stockholder, respectively, at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

In connection with this offering, we, the selling stockholder, and our directors and officers have agreed with the underwriters that, subject to certain exceptions, without the prior written consent of Guggenheim Securities, LLC on behalf of the underwriters, we and they will not, for the period ending 60 days after the date of this prospectus supplement (the “restricted period”) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any other securities convertible into or exercisable or exchangeable for common stock; enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise. The underwriters may, in their sole discretion, permit the sale of these shares of common stock or any other securities convertible into or exercisable or exchangeable for common stock during the restricted period in whole or in part and at any time, with or without notice. To the extent we release restrictions with respect to shares held by the selling stockholder or any of our executive officers and directors in excess of $150,000, each of the selling stockholder and our executive officers and directors will be released from these restrictions on a pro rata basis based on their respective beneficial ownership of our common stock.

With respect to us, the restrictions described above do not apply to (a) the shares of our common stock to be sold pursuant to the underwriting agreement, (b) the issuance of shares of our common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the underwriters have been advised in writing, (c) the issuance of shares of our common stock upon the vesting of or removal or lapse of restrictions on restricted stock units, restricted stock awards or other equity awards under our existing employee benefit plans in effect on the date hereof and disclosed in the prospectus or the issuance of such equity awards under such employee benefit plans or (d) the agreement to issue or the issuance of shares of our common stock in connection with the acquisition of any entity, assets, business or technology (whether by merger, consolidation, acquisition of securities or assets or otherwise); provided that the total number of shares of common stock issued or to be issued pursuant to this clause (d) does not exceed 7.0 million shares.

Further, the foregoing lock-up provisions will not apply to the selling stockholder and our executive officers and directors with respect to (a) transfers of shares of our common stock or other securities as a bona fide gift or by will or intestate succession, provided that each transferee agrees to be bound by the terms of a lockup agreement covering the remainder of the restricted period, (b) the disposition of shares of our common stock to us to satisfy tax withholding obligations in connection with the vesting of restricted stock units or other equity incentive awards that vest during the restricted period or (c) any sales or transfers of shares of our common stock under a trading plan pursuant to Rule 10b5-1 under the Exchange Act, providing that such trading plan was established prior to the date hereof and made available to the representatives or their counsel.

NASDAQ Global Market Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “SBCF.”

Price Stabilization and Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option described above. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The NASDAQ Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

Any underwriters who are qualified market makers on The NASDAQ Global Select Market may engage in passive market making transactions in the securities on The NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Herbert Lurie, who is a member of our board of directors, is a consulting Senior Advisor to Guggenheim Securities, LLC, an underwriter of this offering. Under his consulting agreement with Guggenheim, Mr. Lurie is entitled to receive customary compensation, including in connection with our offering of common stock. Mr. Lurie has recused himself and will continue to recuse himself from any board decisions regarding the offering.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and each of our and the representatives’ affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectuses are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at, persons who are “qualified investors” within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement and the accompanying prospectuses will be passed upon by our counsel, Alston & Bird LLP, Atlanta, Georgia and by counsel for the selling stockholder, Sullivan & Cromwell LLP, Los Angeles, California. Davis Polk & Wardwell LLP, Menlo Park, California, will act as counsel to the underwriters.

EXPERTS

The consolidated financial statements of Seacoast Banking Corporation of Florida and subsidiaries as of and for the two years ended December 31, 2015 and the effectiveness of Seacoast’s internal control over financial reporting as of December 31, 2015 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated in this prospectus supplement by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Seacoast Banking Corporation of Florida and subsidiaries for the year ended December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Seacoast Banking Corporation of Florida

$150,000,000

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Units

Warrants

Rights

Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) may offer, issue and sell from time to time, together or separately, (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) depositary shares representing shares of our preferred stock, (iv) senior debt securities, (v) subordinated debt securities, (vi) purchase contracts, (vii) warrants to purchase our common stock, preferred stock, depositary shares, senior debt securities, subordinated debt securities or any combination of these securities (viii) rights to purchase our common stock or preferred stock, and (ix) units consisting of two or more of the foregoing, up to a maximum aggregate offering price of $150,000,000.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. Our common stock is listed on the Nasdaq Global Select Market and trades on the exchange under the symbol “SBCF.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 4 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts or deposits or obligations of any bank and are not insured by the FDIC, the Bank Insurance Fund, or any other government agency or instrumentality.

This prospectus is dated July 10, 2014.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read at the SEC’s Internet site at www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information” below.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Unless the context requires otherwise, references to “Seacoast Banking Corporation of Florida”, “Seacoast Banking”, “Seacoast”, the “Company”, “we”, “our”, “ours” and “us” are to Seacoast Banking Corporation of Florida and its subsidiaries.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. In addition, since some of our securities are listed on the NASDAQ Global Select Market, you can read our SEC filings at the Nasdaq Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006. We also maintain an Internet site at www.seacoastbanking.net at which there is additional information about our business, but the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the following documents (other than information “furnished” and not “filed”):

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 17, 2014, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 8, 2014, and incorporated by reference into Part III of our Annual Report on Form 10-K;

•	Our Quarterly Report on Form 10-Q for quarter ended March 31, 2014, filed on May 12, 2014;

•	Our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on January 2, 2014, January 14, 2014, February 25, 2014, March 6, 2014, March 11, 2014, March 20, 2014, March 25, 2014, April 28, 2014 and May 22, 2014;

•	The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for purposes of updating such description;

•	Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of the securities offered hereby (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act); and

•	Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Seacoast Banking Corporation of Florida

P. O. Box 9012

815 Colorado Avenue

Stuart, Florida 34995

Telephone: (772) 287-4000

Facsimile: (772) 288-6012

Attention: Investor Relations

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

SPECIAL CAUTIONARY NOTICE

REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, the economic environment, asset quality and future levels of nonaccrual loans, charge-offs, and/or provisions for loan losses, the Company’s position for future growth and ability to benefit from an economic recovery, and other statements regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Any forward-looking statements we may make speak only as of the date on which such statements are made. Our actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements and we make no commitment to update or revise forward-looking statements in order to reflect new information, subsequent events or changes in expectations after this date.

Factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: inflation, interest rates, market and monetary fluctuations; geopolitical developments including acts of war and terrorism and their impact on economic conditions; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board and laws and regulations concerning taxes, banking and securities with which the Company and Seacoast National Bank must comply; changes, particularly declines, in general economic conditions and in the local economies in which the Company operates; the financial condition of the Company’s borrowers; competitive pressures on loan and deposit pricing and demand; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities and insurance); changes in accounting principles, policies and guidelines; the risks and uncertainties described in “Risk Factors” below; other risks and uncertainties described from time to time in press releases and other public filings; and the Company’s performance in managing the risks involved in any of the foregoing. The foregoing list of important factors is not exclusive, and we will not update any forward-looking statement, whether written or oral, that may be made from time to time. You should not put undue reliance on any forward-looking statements.

SEACOAST BANKING CORPORATION OF FLORIDA

The following is a brief summary of our business. It does not contain all of the information that may be important to you. Before you decide to purchase any of our securities, you should read carefully this entire prospectus and the accompanying prospectus supplement, along with any other information we refer to in, or incorporate by reference into, this prospectus and accompanying prospectus supplement.

We are a Florida corporation that is a bank holding company for our principal subsidiary, Seacoast National Bank (“Seacoast National”). Seacoast National commenced its operations in 1933.

We and our subsidiaries offer a full array of deposit accounts and retail banking services, engage in consumer and commercial lending and provide a wide variety of trust and asset management services, as well as securities and annuity products to our customers. At the date hereof, Seacoast National has 34 banking offices in 12 counties in Southeastern and Central Florida. We have 21 branches in the “Treasure Coast,” including the counties of Martin, St. Lucie and Indian River on Florida’s southeastern coast.

Our principal executive offices are located at 815 Colorado Avenue, Stuart, Florida 34994, and the telephone number at that address is (772) 287-4000. Our website is located at www.seacoastbanking.net. We are not incorporating any information from our website into this prospectus, and none of the information on our website is included or made a part of this prospectus.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and financial condition.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

Our consolidated ratio of earnings to combined fixed charges and preferred share dividends for each of the periods shown is set forth in the chart below.

	Three Months Ended March 31, 2014
		Years Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends (1):
Including interest on deposits	2.78	2.39	0.94	1.41	(0.59)	(4.09)
Excluding interest on deposits	4.33	3.05	0.87	2.22	(5.00)	(24.02)

(1)	For purposes of computing the ratios above, earnings represent the sum of income (loss) from continuing operations before taxes plus fixed charges and preferred share dividend requirements. Fixed charges represent total interest expense, including and excluding interest on deposits. Preferred share dividend requirements represent the amount of pre-tax income required to pay the dividends on preferred shares. Our Fixed Rate Cumulative Perpetual Preferred Shares, Series A, par value $0.10 per share (the “Series A Preferred Stock”), issued on December 19, 2008, was redeemed in full on December 31, 2013. For the periods ended December 31, 2010 and 2009, the dollar amount (in thousands) of deficiency from a one-to-one ratio for the line item “including interest on deposits” was $33,203 and $158,511, respectively and for the line item “excluding interest on deposits” was $17,906 and $133,731, respectively.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities to support our growth plans, investments in, or extensions of credit to, our subsidiaries, investments in securities and other general corporate purposes. We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities or use them to make payments on our borrowings. We may set forth additional information on the use of proceeds from the sale of securities offered by this prospectus in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our senior and subordinated debt securities, common stock, preferred stock, depositary shares, purchase contracts, units, warrants and rights that we may offer from time to time. Theses summary descriptions are not meant to be complete descriptions of such securities. The particular terms of any security will be described in the related prospectus supplement and other offering material.

DESCRIPTION OF DEBT SECURITIES

The debt securities we are offering will constitute senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures to be entered into between us and a trustee. A copy of the form of each indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The following summaries of certain provisions of the indentures are not complete. You should read all of the provisions of the indentures, including the definitions of certain terms. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The provisions will be described in the applicable prospectus supplement.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Terms of the Securities

The securities will not be secured by any of our assets. Neither the indentures nor the securities will limit or otherwise restrict the amounts of other indebtedness which we may incur, or the amount of other securities that we may issue. Although the total amount of debt securities we may offer under this prospectus will be limited to $150,000,000 in aggregate principal amount, the indentures do not limit the principal amount of any particular series of securities. All of the securities issued under each of the indentures will rank equally and ratably with any additional securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under “Subordination.”

Each prospectus supplement will specify the particular terms of the securities offered. These terms may include:

•	the title of the securities;

•	any limit on the aggregate principal amount of the securities;

•	the priority of payments on the securities;

•	the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the securities;

•	the date or dates, or the method of determining the dates, on which the securities will mature;

•	the interest rate or rates of the securities, or the method of determining those rates;

•	the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;

•	whether the securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•	any terms relating to the conversion of the securities into our common stock or preferred stock, including, without limitation, the time and place at which such securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may be applicable;

•	any sinking fund or similar provisions applicable to the securities;

•	any mandatory or optional redemption provisions applicable to the securities;

•	the denomination or denominations in which securities are authorized to be issued;

•	whether any of the securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities (including exchanges for registered securities of the same series);

•	information with respect to book-entry procedures;

•	whether any of the securities will be issued as original issue discount securities;

•	each office or agency where securities may be presented for registration of transfer, exchange or conversion;

•	the method of determining the amount of any payments on the securities which are linked to an index;

•	if other than U.S. dollars, the currency or currencies in which payments on the securities will be payable, and whether the holder may elect payment to be made in a different currency;

•	if other than the trustee, the identity of the registrar and/or paying agent;

•	any defeasance of certain obligations by us pertaining to the series of securities; and

•	any other specific terms of the securities.

Some of our debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

Acceleration of Maturity

If an event of default in connection with any outstanding series of securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. If the securities of that series are original issue discount securities, the holders of at least 25% in principal amount of those securities may declare the portion of the principal amount specified in the terms of that series of securities to be due and payable immediately. In either case, a written notice of such acceleration will be given to us, and to the trustee, if notice is given by the holders instead of the trustee. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of securities of that series.

You should refer to the prospectus supplement relating to each series of securities for the particular provisions relating to acceleration of the maturity upon the occurrence and continuation of an event of default.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000, except that bearer securities will be issued in denominations of $5,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.

We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the security or coupon will look only to us for payment.

Global Securities

The securities of a series may be issued in whole or in part in the form of one or more global certificates (“Global Securities”) that will be deposited with a depository that we will identify in a prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. All Global Securities in bearer form will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.

Modification and Waiver

Each indenture provides that modifications and amendments may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:

•	change the stated maturity date of the security;

•	reduce the principal amount, any rate of interest, or any additional amounts in respect of any security, or reduce the amount of any premium payable upon the redemption of any security;

•	change the time or place of payment, currency or currencies in which any security or any premium or interest thereon is payable;

•	impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any security, or in the case of redemption, on or after the redemption date;

•	reduce the percentage in principal amount of securities required to consent to any modification, amendment or waiver under the indenture;

•	modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture;

•	adversely affect any rights of conversion;

•	in the case of the subordinated indenture, alter the provisions regarding subordination of the subordinated debt securities in any way that would be adverse to the holders of those securities;

•	reduce the principal amount of original issue discount securities which could be declared due and payable upon an acceleration of their maturity; or

•	change our obligation to pay any additional amounts.

The holders of a majority in principal amount of the outstanding securities of any series may waive compliance by us and the trustee with certain provisions of the indentures. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

With the trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes:

•	to name a successor entity to us;

•	to add to our covenants for the benefit of the holders of all or any series of securities;

•	to add to the events of default;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities, as set forth in the applicable indenture;

•	to establish the form or terms of securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee;

•	to make provision for the conversion rights of the holders of the securities in certain events;

•	to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders; and

•	to modify, eliminate or add to the provisions of any indenture to conform our or the trustees obligations under the applicable indenture to the Trust Indenture Act.

Calculation of Outstanding Debt Securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:

•	In the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation.

•	Any securities owned by us, or owned by any other obligor of the securities or any affiliate of ours or any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

Other than the duty to act with the required standard of care during an event of default, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

No holder of a security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:

•	the holder has provided the trustee with written notice of a continuing event of default regarding the holder’s series of securities;

•	the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute a proceeding for remedy;

•	the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

•	the trustee has not received a direction during such 60 day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities of that series.

However, the holder of any security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such security on or after the date expressed in such security and to institute suit for the enforcement of any such payment.

We are required to file annually with the trustee a certificate of no default, or specifying any default that exists.

Transactions with the Trustee

We and our subsidiaries may maintain deposit accounts and conduct various banking and other transactions with the indenture trustee. The trustee and its subsidiaries may maintain deposit accounts and conduct various banking transactions with us and our subsidiaries.

Conversion Rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of Default

The following will be events of default under the senior and subordinated indentures with respect to the senior and subordinated debt securities of a series:

•	failure to pay any interest or any additional amounts on any debt security of that series when due, and continuance of such default for 30 days;

•	failure to pay principal of, or any premium on, any debt security of that series when due;

•	failure to deposit any sinking fund payment for a debt security of that series when due;

•	certain events in bankruptcy, insolvency or reorganization of us or Seacoast National; and

•	any other event of default regarding that series of senior or subordinated debt securities.

In addition, it will be an event of default under the senior indenture with respect to the senior debt securities for failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 90 days after written notice as provided in the senior indenture.

There is no right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable indenture. In the event of a default in the payment of interest or principal, the holders of senior debt will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security or the trustee under the applicable indenture on behalf of all of the holders of the affected series may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.

Subordination

The senior debt securities will be unsecured and will rank equally among themselves and with all of our other unsecured and non-subordinated debt, if any.

The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior debt, as more fully described in the applicable prospectus supplement.

If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the subordinated debt securities:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;

•	any voluntary or involuntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;

•	any of our subordinated debt security of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or

•	any default with respect to senior debt which permits its holders to accelerate the maturity of the senior debt has occurred and is continuing, and either (a) notice of such default has been given to us and to the trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.

DESCRIPTION OF COMMON STOCK

General

The following description of shares of our common stock, par value $0.10 per share, or “common stock” is a summary only and is subject to applicable provisions of the Florida Business Corporation Act, as amended (the “Florida Act”) and to our amended and restated articles of incorporation and our amended and restated bylaws. Our articles of incorporation provide that we may issue up to 60 million shares of common stock, par value of $0.10 per share. Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBCF.”

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. The holders of our common stock possess exclusive voting power, except as otherwise provided by law or by articles of amendment establishing any series of our preferred stock.

There is no cumulative voting in the election of directors, which means that the holders of a plurality of our outstanding shares of common stock can elect all of the directors then standing for election. Since the closing of the CapGen offering on December 17, 2009 (the “CapGen Offering”), CapGen Capital Group III LP, or CapGen, has been entitled to appoint one director to our board of directors, so long as CapGen retains ownership of all of the shares of common stock purchased in that offering, adjusted as applicable.

When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the shares present and voting on such matter, whether in person or by proxy, except when the meeting concerns matters requiring the vote of the holders of a majority of all outstanding shares under applicable Florida law. Our articles of incorporation provide certain anti-takeover provisions that require super-majority votes, which may limit shareholders’ rights to effect a change in control as described under the section below entitled “Anti-Takeover Effects of Certain Articles of Incorporation Provisions.”

Registration Rights

On January 13, 2014, we completed the sale to CapGen of $25 million of our common stock pursuant to a Stock Purchase Agreement, dated November 6, 2013, entered into in connection with our $75 million offering of common stock in November 2013. In connection with such offering, we granted certain registration rights to CapGen pursuant to a Registration Rights Agreement, dated as of January 13, 2014.

Dividends, Liquidation and Other Rights

Holders of shares of common stock are entitled to receive dividends only when, as and if approved by our board of directors from funds legally available for the payment of dividends. Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities and of any preferences of any series of our preferred stock that may be outstanding in the future. These rights are subject to the preferential rights of any series of our preferred stock that may then be outstanding.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Our board of directors, under our articles of incorporation, may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common shares. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common shares under the Change in Bank Control Act. Any holder of 25% or more of our common shares, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Certain provisions included in our amended and restated articles of incorporation and bylaws, as described further below, as well as certain provisions of the Florida Business Corporation Act and federal law, may discourage, delay or prevent potential acquisitions of control of us, particularly when attempted in a transaction that is not negotiated directly with, and approved by, our board of directors, despite possible benefits to our shareholders. These provisions are more fully described in the documents and reports filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus.

Transfer Agent and Registrar

Subject to compliance with applicable federal and state securities laws and the restrictions set forth below under the heading “Restrictions on Transfer”, our common stock may be transferred without any restrictions or limitations. The transfer agent and registrar for shares of our common stock is Continental Stock Transfer and Trust Company.

ANTI-TAKEOVER EFFECTS OF CERTAIN ARTICLES OF INCORPORATION PROVISIONS

Our Articles of Incorporation contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors.

Our Articles of Incorporation provide for a classified board to which approximately one-third of our board of directors is elected each year at our annual meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. The classification of our board of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Such a delay may help ensure that our directors, if confronted by a shareholder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of our shareholders. The classification provisions apply to every election of directors, however, regardless of whether a change in the composition of our board of directors would be beneficial to us and our shareholders and whether or not a majority of our shareholders believe that such a change would be desirable.

The classification of our board of directors could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our shareholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification of our board of directors may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of us and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of our common stock that might result from accumulations of large blocks of our common stock for such a purpose. Accordingly, our shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.

Our Articles of Incorporation require the affirmative vote of the holders of not less than two-thirds of all the shares of our stock outstanding and entitled to vote generally in the election of directors in addition to the votes required by law or elsewhere in the Articles of Incorporation, the bylaws or otherwise, to approve: (a) any sale, lease, transfer, purchase and assumption of all or substantially all of our consolidated assets and/or liabilities, (b) any merger, consolidation, share exchange or similar transaction of the Company, or any merger of any significant subsidiary, into or with another person, or (c) any reclassification of securities, recapitalization or similar transaction that has the effect of increasing other than pro rata with the other shareholders, the proportionate amount of shares that is beneficially owned by an Affiliate (as defined in our Articles of Incorporation). Any business combination described above may instead be approved by the affirmative vote of a majority of all the votes entitled to be cast on the plan of merger if such business combination is approved and recommended to the shareholders by (x) the affirmative vote of two-thirds of our board of directors, and (y) a majority of the Continuing Directors (as defined in our Articles of Incorporation).

Our Articles of Incorporation also contain additional provisions that may make takeover attempts and other acquisitions of interests in us more difficult where the takeover attempt or other acquisition has not been approved by our board of directors. These provisions include:

•	A requirement that any change to our Articles of Incorporation relating to the structure of our board of directors, certain anti-takeover provisions and shareholder proposals must be approved by the affirmative vote of holders of two-thirds of the shares outstanding and entitled to vote;

•	A requirement that any change to our Bylaws, including any change relating to the number of directors, must be approved by the affirmative vote of either (a) (i) two-thirds of our board of directors, and (ii) a majority of the Continuing Directors (as defined in our Articles of Incorporation) or (b) two-thirds of the shares entitled to vote generally in the election of directors;

•	A requirement that shareholders may call a meeting of shareholders on a proposed issue or issues only upon the receipt by us from the holders of 50% of all shares entitled to vote on the proposed issue or issues of signed and dated written demands for the meeting describing the purpose for which it is to be held; and

•	A requirement that a shareholder wishing to submit proposals for a shareholder vote or nominate directors for election comply with certain procedures, including advanced notice requirements.

Our Articles of Incorporation provide that, subject to the rights of any holders of our preferred stock to act by written consent instead of a meeting, shareholder action may be taken only at an annual meeting or special meeting of the shareholders and may not be taken by written consent. The Articles of Incorporation also include provisions that make it difficult to replace directors. Specifically, directors may be removed only for cause and only upon the affirmative vote at a meeting duly called and held for that purpose upon not less than 30 days’ prior written notice of two-thirds of the shares entitled to vote generally in the election of directors. In addition, any vacancies on the board of directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the board of directors (except if no directors remain on the board, in which case the shareholders may act to fill the vacant board).

We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock or preferred stock without further action by our shareholders, unless required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Our board of directors could authorize and issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or that our shareholders otherwise consider to be in their best interest.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 4 million shares of preferred stock, 2,000 shares of which have been designated as Series A Preferred Stock, and 50,000 of which have been designated as Series B Preferred Stock. On December 31, 2013, we redeemed in full all 2,000 shares of Series A Preferred Stock then issued and outstanding. Such Series A Preferred Stock was originally issued to the U.S. Treasury Department under the Capital Purchase Program and subsequently auctioned to private investors. No shares of Series B Preferred Stock are issued and outstanding as of the date of this prospectus.

The following outlines the general provisions of the shares of preferred stock, par value $0.10 per share, or “preferred stock,” that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our amended and restated articles of incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

General

Under our amended and restated articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 4 million shares of preferred stock, par value $0.10 per share, in one or more series. Our board of directors may fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation, number of shares and stated or liquidation value of the preferred stock;

•	the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank prior to our common stock as to dividends and any distribution of our assets.

The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, including issuance in connection with a shareholders’ rights plan or with terms that may discourage a change in control of us. The ability of our board of directors to a designate series and issue shares of preferred stock without further shareholder approval may discourage or make more difficult attempts by others to acquire control of us. See “Anti-Takeover Effects of Certain Articles of Incorporation Provisions.”

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve Board approval. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of each series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

Liquidation Preference

In the event of the liquidation, dissolution or winding-up of us, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any other securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our amended and restated articles of incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below apply or not to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), which we will file with the SEC in connection with an issuance of depositary shares.

Description of Depositary Shares

We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary, and which may be the same institution that serves as an indenture trustee. The depositary must have its principal office in the United States and have combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares. We may issue depositary receipts in temporary, definitive or book-entry form.

Withdrawal of Preferred Stock

A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

Holders of depositary shares of any series will receive their pro rata share of cash dividends or other cash distributions received by the depositary on the preferred stock of that series held by it. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably or by such other equitable method as we and the depositary may determine.

Upon and after the redemption of shares of the underlying series of preferred stock, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.

Voting Rights

Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will attempt, as far as practical, to vote the shares as instructed by the holder. We will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.

Conversion or Exchange

The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will deposit with the depositary any other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts on the depositary shares.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of applicable fees and taxes, if any, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only surrendering part of the depositary shares represented by a depositary receipt for conversion, new depositary receipts will be issued for any depositary shares that are not surrendered.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;

•	each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock or other securities; or

•	a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder’s depositary receipts, provided that, at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.

Charges of Depositary and Expenses

We will pay all transfer and other taxes and governmental charges in connection with the establishment of the depositary arrangements. We will pay all charges and fees of the depositary for the initial deposit of the preferred stock, the depositary’s services and redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and the charges that are provided in the deposit agreement to be for the holder’s account.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•	We and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	We and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	We and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;

•	We and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and

•	We and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we will agree to indemnify the depositary under certain circumstances.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Such resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF PURCHASE CONTRACTS

We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

The purchase contracts may be issued separately or as a part of units consisting of a purchase contract, debt securities and preferred securities. These contracts, and the holders’ obligations to purchase shares of our common stock or preferred stock under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve Board. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above securities, common stock or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock or preferred stock under the purchase contracts.

DESCRIPTION OF UNITS

We also may offer two or more of the securities described in this prospectus in the form of a “unit”, including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the applicable prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

DESCRIPTION OF WARRANTS

General

We may issue warrants in one or more series to purchase senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. If applicable, the warrant agent would act solely as our agent in connection with the warrants of such series and would not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

•	the title of the warrants;

•	the total number of warrants to be issued;

•	the consideration for which we will issue the warrants, including the applicable currency or currencies;

•	anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	the minimum or maximum amount of warrants which may be exercised at any one time;

•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•	a discussion of material United States federal income tax considerations;

•	the identity of any warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or depositary shares will not have any rights of holders of the common stock, preferred stock or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Florida.

DESCRIPTION OF RIGHTS

The following briefly summarizes the general provisions of rights to purchase additional shares of our common stock or any series of preferred stock, which we may issue. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement. Although we may issue rights, in our sole discretion, we have no obligation to do so.

General

We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or share of a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. No fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

Exercise Price

Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions.

The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Any underwriter, agent or dealer involved in the offer and sale of the securities will be named in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	whether that offering is being made to underwriters or through agents or directly;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

Sales Through Underwriters

If we use underwriters in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly as principal for our own account. In this case, no underwriters or agents would be involved.

Sales Through the Internet

We may from time to time offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist the bidder in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Other pricing methods may also be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of the bid or other factors.

The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering is made using such a bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Various of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common shares or preferred shares upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are being passed upon by counsel of the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

Alston & Bird LLP has represented and continues to represent Seacoast on a regular basis and in a variety of matters.

PROSPECTUS

7,963,141 Shares of Common Stock

This prospectus relates solely to the resale of up to an aggregate of 7,963,141 shares of common stock previously issued by Seacoast Banking Corporation of Florida to CapGen Capital Group III LP (“CapGen”). We are registering the offer and sale of the shares on behalf of CapGen, the selling stockholder.

The selling stockholder may offer the shares from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” of this prospectus at fixed or privately negotiated prices. The prices at which the selling stockholder may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.

We will not receive any of the proceeds from the sale of these shares by the selling stockholder. We have agreed to pay all expenses relating to registering the securities. The selling stockholder will pay any underwriting discounts, selling commissions and/or similar charges incurred for the sale of any shares.

Because all of the shares offered under this prospectus are being offered by the selling stockholder, we cannot currently determine the price or prices at which our shares may be sold under this prospectus.

Our common stock is listed on the NASDAQ Global Select Market and trades on the exchange under the symbol “SBCF.” On September 22, 2015, the closing sale price of our common stock on the NASDAQ Global Select Market was $14.80 per share. You are urged to obtain current market quotations for the common stock.

Investing in our common stock involves risks. You should carefully consider the risk factors referred to on page 4 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our common stock.

None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts or deposits or obligations of any bank and are not insured by the FDIC, the Bank Insurance Fund, or any other government agency or instrumentality.

This prospectus is dated September 29, 2015.

ABOUT THIS PROSPECTUS

This prospectus is a part of a resale registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder may sell, from time to time, an aggregate of up to 7,963,141 shares of Seacoast’s common stock, in any manner described in this prospectus in one or more offerings, subject to the limitations contained in the Registration Rights Agreement (as defined herein). In some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling shares of our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement, and all documents incorporated by reference herein, together with the additional information described below under the heading “Where You Can Find More Information; Incorporation of Certain Information By Reference” before you make any investment decision.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read at the SEC’s Internet site at www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information” below.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we, nor the selling stockholder, have authorized and other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, nor is it soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or in any documents incorporated by reference herein is only accurate as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context requires otherwise, references to “Seacoast Banking Corporation of Florida”, “Seacoast Banking”, “Seacoast”, the “Company”, “we”, “our”, “ours” and “us” are to Seacoast Banking Corporation of Florida and its subsidiaries.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. In addition, since some of our securities are listed on the NASDAQ Global Select Market, you can read our SEC filings at the NASDAQ Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006. We also maintain an Internet site at www.seacoastbanking.net at which there is additional information about our business, but the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in

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this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the following documents (other than information “furnished” and not “filed”):

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 16, 2015, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 7, 2015, and incorporated by reference into Part III of our Annual Report on Form 10-K;

•	Our Quarterly Reports on Form 10-Q for quarter ended March 31, 2015, filed on May 11, 2015 and quarter ended June 30, 2015, filed on August 10, 2015;

•	Our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on February 24, 2015, March 2, 2015, March 31, 2015, May 18, 2015, May 27, 2015, July 20, 2015, August 7, 2015 and September 11, 2015;

•	The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for purposes of updating such description;

•	Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of the securities offered hereby (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act); and

•	Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Seacoast Banking Corporation of Florida

P. O. Box 9012

815 Colorado Avenue

Stuart, Florida 34995

Telephone: (772) 287-4000

Facsimile: (772) 288-6012

Attention: Investor Relations

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we, nor the selling stockholder, have authorized anyone else to provide you with additional or different information. This prospectus does not constitute an offer to sell, nor is it soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

SPECIAL CAUTIONARY NOTICE

REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity,

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future investment results, future credit exposure, future loan losses and plans and objectives for future operations, the economic environment, asset quality and future levels of nonaccrual loans, charge-offs, and/or provisions for loan losses, the Company’s position for future growth and ability to benefit from an economic recovery, and other statements regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Any forward-looking statements we may make speak only as of the date on which such statements are made. Our actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements and we make no commitment to update or revise forward-looking statements in order to reflect new information, subsequent events or changes in expectations after this date.

Factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: inflation, interest rates, market and monetary fluctuations; geopolitical developments including acts of war and terrorism and their impact on economic conditions; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board and laws and regulations concerning taxes, banking and securities with which the Company and Seacoast National Bank must comply; changes, particularly declines, in general economic conditions and in the local economies in which the Company operates; the financial condition of the Company’s borrowers; competitive pressures on loan and deposit pricing and demand; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities and insurance); changes in accounting principles, policies and guidelines; the risks and uncertainties described in “Risk Factors” below; other risks and uncertainties described from time to time in press releases and other public filings; and the Company’s performance in managing the risks involved in any of the foregoing. The foregoing list of important factors is not exclusive, and we will not update any forward-looking statement, whether written or oral, that may be made from time to time. You should not put undue reliance on any forward-looking statements.

SEACOAST BANKING CORPORATION OF FLORIDA

The following is a brief summary of our business. It does not contain all of the information that may be important to you. Before you decide to purchase any of our securities, you should read carefully this entire prospectus and the accompanying prospectus supplement, along with any other information we refer to in, or incorporate by reference into, this prospectus and accompanying prospectus supplement.

We are a Florida corporation that is a bank holding company for our principal subsidiary, Seacoast National Bank (“Seacoast National”). Seacoast National commenced its operations in 1933. We are one of the largest community banks headquartered in Florida.

We and our subsidiaries provide integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, traditional branches of Seacoast National and its Accelerate business banking offices. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Space Coast of Florida, into Orlando and Central Florida, and west to Okeechobee and surrounding counties.

Our principal executive offices are located at 815 Colorado Avenue, Stuart, Florida 34994, and the telephone number at that address is (772) 287-4000. Our website is located at www.seacoastbanking.net. We are not incorporating any information from our website into this prospectus, and none of the information on our website is included or made a part of this prospectus.

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RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and financial condition.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by CapGen, the selling stockholder. All proceeds from the sale of our common stock pursuant to this prospectus will be for the account of CapGen.

SELLING STOCKHOLDER

The selling stockholder may from time to time offer and sell any or all shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling stockholder” in this prospectus, we mean CapGen Capital Group III LP, or CapGen, and its permitted transferees under the applicable registration rights agreement. Over the years, CapGen has made various investments in our common stock and received registration rights for such common stock. The purpose of this registration statement and prospectus is to register for resale all of CapGen’s shares of our common stock on a single registration statement and prospectus and replaces the prior registration statements previously filed for this purpose.

On December 17, 2009, we issued 6,000,000 shares of common stock to CapGen in a private placement. On April 9, 2010, we issued 9,715,862 shares of our common stock to CapGen upon the conversion of shares of our Series B Mandatorily Convertible Noncumulative Nonvoting Preferred Stock in a private placement. Seacoast has previously registered these shares on prior registration statements. More recently, on January 13, 2014, we completed the sale of 11,627,907 shares of common stock to CapGen pursuant a Stock Purchase Agreement, dated as of November 6, 2013, for an aggregate purchase price equal to $25.0 million in cash. Pursuant to the registration statement of which this prospectus is a part, we are registering all of the CapGen shares. The total number of registered shares for CapGen have been adjusted to account for the 1-for-5 reverse stock split, which was effective on December 13, 2013. In connection with the merger of The BANKshares, Inc. with and into the Company on October 1, 2014, pursuant to the Agreement and Plan of Merger, dated April 24, 2014, by and among the Company, Seacoast National, The BANKshares, Inc., and BankFIRST, CapGen received 2,488,292 shares of Seacoast common stock, in exchange for the aggregate number of shares of The BANKshares, Inc. common stock held by CapGen as of the consummation of the merger.

We are registering the shares to permit the selling stockholder and its pledgees, donees, transferees and other successors-in-interest that receive their shares from the selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.”

Assuming that the selling stockholder sells all the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholder will not own any shares following the offering. We cannot advise as to whether the selling stockholder will in fact sell any or all of such shares. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. The percentages of shares owned set forth below are based on 34,345,842 shares of our common stock issued and outstanding as of September 22, 2015.

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The following table sets forth, as of the date of this prospectus, certain information about the selling stockholder.

Selling Stockholder	Shares of Common Stock Owned Prior to the Offering		Maximum Number of Shares of Common Stock that may be Sold in the Offering	Shares of Common Stock Owned Following the Offering (1)
	Number	%		Number	%
CapGen Capital Group III LP	7,963,141	23.2%	7,963,141	0	0%

(1)	Assuming that all shares of common stock that may be sold in the offering are sold.

DESCRIPTION OF CAPITAL STOCK

The following description of shares of our capital stock is a summary only and is subject to applicable provisions of the Florida Business Corporation Act, as amended (the “Florida Act”) and to our amended and restated articles of incorporation and our amended and restated bylaws.

Common Stock

General

Our articles of incorporation provide that we may issue up to 60 million shares of common stock, par value $0.10 per share, or “common stock.” Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBCF.”

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. The holders of our common stock possess exclusive voting power, except as otherwise provided by law or by articles of amendment establishing any series of our preferred stock.

There is no cumulative voting in the election of directors, which means that the holders of a plurality of our outstanding shares of common stock can elect all of the directors then standing for election. Since the closing of the CapGen offering on December 17, 2009 (the “CapGen Offering”), CapGen has been entitled to appoint one director to our board of directors, so long as CapGen retains ownership of all of the shares of common stock purchased in that offering, adjusted as applicable.

When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the shares present and voting on such matter, whether in person or by proxy, except when the meeting concerns matters requiring the vote of the holders of a majority of all outstanding shares under applicable Florida law. Our articles of incorporation provide certain anti-takeover provisions that require super-majority votes, which may limit shareholders’ rights to effect a change in control as described under the section below entitled “Anti-Takeover Effects of Certain Articles of Incorporation Provisions.”

Dividends, Liquidation and Other Rights

Holders of shares of common stock are entitled to receive dividends only when, as and if approved by our board of directors from funds legally available for the payment of dividends. Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our

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known debts and liabilities and of any preferences of any series of our preferred stock that may be outstanding in the future. These rights are subject to the preferential rights of any series of our preferred stock that may then be outstanding.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Our board of directors, under our articles of incorporation, may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common shares. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common shares under the Change in Bank Control Act. Any holder of 25% or more of our common shares, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act. CapGen is currently regulated by the Federal Reserve as a bank holding company.

Certain provisions included in our amended and restated articles of incorporation and bylaws, as described further below, as well as certain provisions of the Florida Business Corporation Act and federal law, may discourage, delay or prevent potential acquisitions of control of us, particularly when attempted in a transaction that is not negotiated directly with, and approved by, our board of directors, despite possible benefits to our shareholders. These provisions are more fully described in the documents and reports filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus.

Transfer Agent and Registrar

Subject to compliance with applicable federal and state securities laws, our common stock may be transferred without any restrictions or limitations. The transfer agent and registrar for shares of our common stock is Continental Stock Transfer and Trust Company.

Preferred Stock

We are authorized to issue 4 million shares of preferred stock, 2,000 shares of which have been designated as Series A Preferred Stock, and 50,000 of which have been designated as Series B Preferred Stock. On December 31, 2013, we redeemed in full all 2,000 shares of Series A Preferred Stock then issued and outstanding. Such Series A Preferred Stock was originally issued to the U.S. Treasury Department under the Capital Purchase Program and subsequently auctioned to private investors. No shares of Series B Preferred Stock are issued and outstanding as of the date of this prospectus.

The following outlines the general provisions of the shares of preferred stock, par value $0.10 per share, or “preferred stock,” that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our amended and restated articles of incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

General

Under our amended and restated articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 4 million shares of preferred stock,

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par value $0.10 per share, in one or more series. Our board of directors may fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation, number of shares and stated or liquidation value of the preferred stock;

•	the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank prior to our common stock as to dividends and any distribution of our assets.

The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, including issuance in connection with a shareholders’ rights plan or with terms that may discourage a change in control of us. The ability of our board of directors to a designate series and issue shares of preferred stock without further shareholder approval may discourage or make more difficult attempts by others to acquire control of us. See “Anti-Takeover Effects of Certain Articles of Incorporation Provisions.”

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve Board approval. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

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Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of each series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

Liquidation Preference

In the event of the liquidation, dissolution or winding-up of us, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any other securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our amended and restated articles of incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.

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ANTI-TAKEOVER EFFECTS OF CERTAIN ARTICLES OF INCORPORATION PROVISIONS

Our Articles of Incorporation contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors.

Our Articles of Incorporation provide for a classified board to which approximately one-third of our board of directors is elected each year at our annual meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. The classification of our board of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Such a delay may help ensure that our directors, if confronted by a shareholder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of our shareholders. The classification provisions apply to every election of directors, however, regardless of whether a change in the composition of our board of directors would be beneficial to us and our shareholders and whether or not a majority of our shareholders believe that such a change would be desirable.

The classification of our board of directors could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our shareholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification of our board of directors may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of us and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of our common stock that might result from accumulations of large blocks of our common stock for such a purpose. Accordingly, our shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.

Our Articles of Incorporation require the affirmative vote of the holders of not less than two-thirds of all the shares of our stock outstanding and entitled to vote generally in the election of directors in addition to the votes required by law or elsewhere in the Articles of Incorporation, the bylaws or otherwise, to approve: (a) any sale, lease, transfer, purchase and assumption of all or substantially all of our consolidated assets and/or liabilities, (b) any merger, consolidation, share exchange or similar transaction of the Company, or any merger of any significant subsidiary, into or with another person, or (c) any reclassification of securities, recapitalization or similar transaction that has the effect of increasing other than pro rata with the other shareholders, the proportionate amount of shares that is beneficially owned by an Affiliate (as defined in our Articles of Incorporation). Any business combination described above may instead be approved by the affirmative vote of a majority of all the votes entitled to be cast on the plan of merger if such business combination is approved and recommended to the shareholders by (x) the affirmative vote of two-thirds of our board of directors, and (y) a majority of the Continuing Directors (as defined in our Articles of Incorporation).

Our Articles of Incorporation also contain additional provisions that may make takeover attempts and other acquisitions of interests in us more difficult where the takeover attempt or other acquisition has not been approved by our board of directors. These provisions include:

•	A requirement that any change to our Articles of Incorporation relating to the structure of our board of directors, certain anti-takeover provisions and shareholder proposals must be approved by the affirmative vote of holders of two-thirds of the shares outstanding and entitled to vote;

•

A requirement that any change to our Bylaws, including any change relating to the number of directors, must be approved by the affirmative vote of either (a) (i) two-thirds of our board of directors, and (ii) a

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majority of the Continuing Directors (as defined in our Articles of Incorporation) or (b) two-thirds of the shares entitled to vote generally in the election of directors;

•	A requirement that shareholders may call a meeting of shareholders on a proposed issue or issues only upon the receipt by us from the holders of 50% of all shares entitled to vote on the proposed issue or issues of signed and dated written demands for the meeting describing the purpose for which it is to be held; and

•	A requirement that a shareholder wishing to submit proposals for a shareholder vote or nominate directors for election comply with certain procedures, including advanced notice requirements.

Our Articles of Incorporation provide that, subject to the rights of any holders of our preferred stock to act by written consent instead of a meeting, shareholder action may be taken only at an annual meeting or special meeting of the shareholders and may not be taken by written consent. The Articles of Incorporation also include provisions that make it difficult to replace directors. Specifically, directors may be removed only for cause and only upon the affirmative vote at a meeting duly called and held for that purpose upon not less than 30 days’ prior written notice of two-thirds of the shares entitled to vote generally in the election of directors. In addition, any vacancies on the board of directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the board of directors (except if no directors remain on the board, in which case the shareholders may act to fill the vacant board).

We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock or preferred stock without further action by our shareholders, unless required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Our board of directors could authorize and issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or that our shareholders otherwise consider to be in their best interest.

PLAN OF DISTRIBUTION

We are registering the shares covered by this prospectus to permit the selling stockholder to sell shares of our common stock directly to purchasers or through underwriters, broker-dealers or agents from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling stockholder from the sale of the shares will be the purchase price of the shares less any discounts and commissions. The selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of shares to be made directly or through agents.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of those shares may be underwriting discounts and commissions under the Securities Act.

The selling stockholder and any of their permitted transferees under the registration rights agreement may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed, varying or privately negotiated prices. Subject to the limitations set forth in the registration rights agreement, the selling stockholder may use any one or more of the following methods when selling the shares offered by this prospectus:

•	to or through underwriters or broker-dealers;

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•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	underwriters or broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with these sales, subject to certain limitations set forth in the registration rights agreement, the selling stockholder may enter into hedging transactions with underwriters, broker-dealers or other financial institutions that in turn may engage in short sales of shares of our common stock in the course of hedging the positions they assume.

With respect to a particular offering of the shares of common stock held by the selling stockholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific shares of common stock to be offered and sold;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling stockholder.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling stockholder.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBCF.”

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of our common stock against certain liabilities, including liabilities arising under the Securities Act.

There can be no assurance that the selling stockholder will sell all or any of the common stock offered by this prospectus. Moreover, some of the common stock offered by this prospectus may be sold by the selling

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stockholder in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Any purchaser in the offering will be subject to the restrictions on ownership and prior approval requirements described under the section entitled “Description of Capital Stock” under the heading “Restrictions on Ownership”.

Registration Rights Agreement

On January 13, 2014, we entered into a registration rights agreement (the “Registration Rights Agreement”) with CapGen, pursuant to which CapGen became entitled to certain customary registration rights. Under the Registration Rights Agreement, we have agreed to file with the SEC the registration statement of which this prospectus forms a part for an offering to be made on a delayed or continuous basis covering resales of the shares of our common stock purchased by CapGen and registered for sale hereby .

We will not receive any of the proceeds from the sale of these shares by the selling stockholder. We have agreed to pay all expenses relating to registering the shares. The selling stockholder will pay any underwriting discounts, selling commissions or similar charges incurred for the sale of any shares.

The selling stockholder is entitled to demand two offerings or sales of our common stock pursuant to the Registration Rights Agreement and this prospectus, including underwritten takedowns (each a “Shelf Take-Down”); provided , however , that (a) the shares of common stock requested to be included in such underwritten Shelf Take-Down constitute at least 25% of the then outstanding shares of common stock registrable under the Registration Rights Agreement or (b) the anticipated aggregate offering price based on the then-current markets prices, net of underwriting discounts and commissions, would exceed $6,250,000. We are obligated to use our reasonable best efforts to maintain the effectiveness of this registration statement until such date that is the earlier of (a) the date on which all of the shares of common stock included in this registration statement have been sold or otherwise cease to be registrable securities and (b) the date on which the shares of common stock included in this registration statement may be sold during any 90 day period without any volume restrictions pursuant to Rule144 promulgated under the Securities Act, after taking into account CapGen’s status as an affiliate of the Company.

The selling stockholders have the right to transfer their rights, remedies, obligations and liabilities arising under the Registration Rights Agreement.

We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act, or to contribute proportionately to payments the selling stockholder may be required to make because of any of those liabilities.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 14, 2014, and incorporated herein by reference.

EXPERTS

The consolidated financial statements of Seacoast Banking Corporation of Florida and subsidiaries as of and for the year ended December 31, 2014 and Seacoast’s effectiveness of internal control over financial reporting as

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of December 31, 2014 have been audited by Crowe Horwath LLP, independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated in this registration statement by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Seacoast Banking Corporation of Florida and subsidiaries as of December 31, 2013, and for each of the years in the two-year period ended December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia.

Alston & Bird LLP has represented and continues to represent Seacoast on a regular basis and in a variety of matters.

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7,750,000 Shares

Seacoast Banking Corporation of Florida

Common Stock

PROSPECTUS SUPPLEMENT

Guggenheim Securities

Sandler O’Neill + Partners, L.P.

Raymond James

February 15, 2017